Exhibit 16.2

February 27, 2024

Securities and Exchange Commission

100 F Street N.E.

Washington D.C. 20549

Commissioners:

We have reviewed the Item 16F Change in Registrant’s Certifying Accountant in the Form

20-F dated February 27, 2024, and we do not disagree with the paragraph related to our firm, in this Item 16F. Other than the paragraph in Item 16F Change in Registrant’s

Certifying Accountant in this Form 20-F, we do not neither review any other item nor issue audit opinion in the Form 20-F dated February 27, 2024.

/s/ Yu Certified Public Accountant P.C.

Yu Certified Public Accountant P.C.

New York, New York

February 27, 2024